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                                                                     Exhibit 4.2

                                    SPECIMEN


NUMBER                                                                   SHARES
______                                                                   ______
                           NATIONAL MEDIA CORPORATION
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                      SERIES B CONVERTIBLE PREFERRED STOCK
                           PAR VALUE $0.01 PER SHARE




         This Certifies that ________________________ is the registered holder of ____________________ Shares of the SERIES B CONVERTIBLE PREFERRED STOCK of National Media Corporation, fully paid and non-assessable transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.


         In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____ day of ____________________ A.D. 19__



_______________________________           ____________________________________
          Secretary                       Chairman and Chief Executive Officer




RESTRICTIVE LEGEND:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND THE TRANSFERABILITY THEREOF IS SUBJECT TO THE PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BY AND AMONG NATIONAL MEDIA CORPORATION AND THE PURCHASERS LISTED ON SCHEDULE 1 THERETO.

The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof authorized to be issued and the qualifications, limitations or restrictions of such preferences and/or rights.